                                                                      Exhibit 10


            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in Post-Effective Amendment No. 17 to the Registration Statement (Form N-4 No. 333-36304) pertaining to Lincoln Life Variable Annuity Account N, and to the use therein of our reports dated (a) March 24, 2006, with respect to the consolidated financial statements of The Lincoln National Life Insurance Company, and (b) March 1, 2006, with respect to the financial statements of Lincoln Life Variable Annuity Account N.

Fort Wayne, Indiana
April 17, 2006

                                                           /s/ Ernst & Young LLP